Exhibit 24.1

POWER OF ATTORNEY

Each person whose individual signature appears below hereby constitutes and appoints Robert B. Stiles and A. Robert D. Bailey and each of them as his or her attorney-in-fact and agent with full power to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file with the Securities and Exchange Commission the Post-Effective Amendment No. 1 to each of the following Registration Statements on Form S-8 (listed by file number), and other documents in connection therewith, as fully as such person could do in person, hereby verifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof:  (i) File No. 333-118767; (ii) File No. 333-75920; (iii) File No. 333-75922; (iv) File No. 333-75924; (v) File No. 333-18057; and (vi) File No. 333-03611.

Signature	Title	Date

/s/ Ronald L. Zarrella	Chairman, Chief Executive Officer	October 26, 2007
Ronald L. Zarrella	(principal executive officer)

Chief Financial Officer
/s/ Efrain Rivera	(principal financial officer)	October 26, 2007
Efrain Rivera

/s/ Jurij Z. Kushner	Controller	October 26, 2007
Jurij Z. Kushner	(principal accounting officer)

/s/ Sean D. Carney		October 26, 2007
Sean D. Carney	Director

/s/ Elizabeth Weatherman		October 26, 2007
Elizabeth Weatherman	Director

/s/ D. Scott Mackesy		October 26, 2007
D. Scott Mackesy	Director